SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

B.O.S BETTER ONLINE SOLUTIONS LTD.

(Exact Name of Registrant as Specified in its Charter)

Israel	Not Applicable

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Beit Rabin, Teradyon Industrial Park, Misgav	20179

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Ordinary Shares, nominal value NIS 4.00 per share	NASDAQ GLOBAL MARKET; TEL AVIV STOCK EXCHANGE

Rights to purchase Ordinary Shares, nominal value NIS 4.00 per share	NASDAQ GLOBAL MARKET; TEL AVIV STOCK EXCHANGE

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-139233

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

        This Registration Statement on Form 8-A relates to transferable ordinary share purchase rights (the “Rights”) that B.O.S Better Online Solutions Ltd. (the “Registrant”) will be distributing to its shareholders as of a record date to be determined by the Registrant.

        Information concerning the Rights is included under the captions “The Rights Offering”, and “Description of Ordinary Shares” in the Registrant’s registration statement on Form F-3 filed with the Securities and Exchange Commission, as amended (Registration No. 333-139233) (the “Registration Statement”), and is incorporated herein by reference. An outline of the taxes, including withholding provisions, to which United States security holders are subject under Israeli law, and a description of pertinent provisions of the reciprocal tax treaty between the government of Israel and the government of the United States regarding withholding is included under the caption “Israeli Tax Considerations” in the Registration Statement, and is incorporated herein by reference.

Item 2. Exhibits.

1.1	Articles of Association of the Issuer (incorporated herein by reference to Exhibit 1.2 of the Company’s Annual Report on Form 20-F filed with the SEC on June 28, 2006).

4.1	Form of Rights Agent Agreement with Form of Rights Certificate attached (filed as Exhibit No. 4.1 to the Registration Statement and incorporated herein by reference).

4.2	Form of Share Certificate (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-8, SEC File Number 333-110696, filed with the SEC on November 24, 2003).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

B.O.S BETTER ONLINE SOLUTIONS LTD. By: /s/ Shmuel Koren —————————————— Shmuel Koren Chief Executive Officer and President

Date: December 18, 2006